Exhibit 10.6
WAIVER
THIS WAIVER (this “Waiver”), dated as of November 8, 2007, is entered into by and between WELLS FARGO FOOTHILL, INC., a California corporation, as arranger and administrative agent (in such capacity, “Agent”) for the Lenders (as defined below), the Lenders, YOUBET.COM, INC., a Delaware corporation (“Parent”), and UNITED TOTE COMPANY, a Montana corporation (“United Tote”, and together with Parent, each individually a “Borrower”, and individually and collectively, jointly and severally, the “Borrowers”).
RECITALS
A. Borrowers, the lenders signatory thereto (the “Lenders”) and Agent have previously entered into that certain Credit Agreement dated as of July 27, 2006 (as the same has been or may be modified, supplemented, restated or amended from time to time, the “Credit Agreement”), pursuant to which the Lenders have made certain loans and financial accommodations available to Borrowers. Terms used herein without definition shall have the meanings ascribed to them in the Credit Agreement.
B. An Event of Default has occurred and is continuing under the Credit Agreement due to the Borrowers’ having, when measured for the fiscal quarter ended September 30, 2007, a Leverage Ratio in excess of the amount permitted under Section 6.16(c) of the Credit Agreement (the “Known Existing Default”).
C. Borrowers have requested that Agent and the Lenders waive the Known Existing Default which Agent and the Lenders are willing to do pursuant to the terms and conditions set forth herein.
D. Borrowers are entering into this Waiver with the understanding and agreement that, except as specifically provided herein, none of Agent’s or any Lender’s rights or remedies as set forth in the Credit Agreement are being waived or modified by the terms of this Waiver.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
1. Waiver of Known Existing Default. Agent and the Lenders hereby waive enforcement of their rights against Borrowers arising from the Known Existing Default; provided, however, nothing herein shall be deemed a waiver with respect to any other or future failure of Borrowers to comply fully with Section 6.16(c) of the Credit Agreement. This waiver shall be effective only for the specific default comprising the Known Existing Default, and in no event shall this waiver be deemed to be a waiver of enforcement of Agent’s or any Lender’s rights with respect to any other Defaults or Events of Default now existing or hereafter arising. Nothing contained in this Amendment nor any communications between any Borrower and Agent or any Borrower and any Lender shall be a waiver of any rights or remedies Agent or any Lender has or may have against any Borrower, except as specifically provided herein. Except as specifically provided herein, Agent hereby reserves and preserves all of its and the Lenders’ rights and remedies against each Borrower under the Credit Agreement and the other Loan Documents.

2. Conditions Precedent to Effectiveness of this Waiver. This Waiver shall not become effective until all of the following conditions precedent shall have been satisfied in the sole discretion of Agent or waived by Agent:
(a) Waiver. Agent shall have received this Waiver fully executed by all parties hereto.
(b) Representations and Warranties. The representations and warranties set forth herein shall be true and correct.
3. Release; Covenant Not to Sue.
(a) Each Borrower hereby absolutely and unconditionally releases and forever discharges Agent and each Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing (each a "Released Party”), from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which such Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Waiver, whether such claims, demands and causes of action are matured or unmatured or known or unknown. It is the intention of each Borrower in providing this release that the same shall be effective as a bar to each and every claim, demand and cause of action specified, and in furtherance of this intention it waives and relinquishes all rights and benefits under Section 1542 of the Civil Code of the State of California, which provides:
“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MIGHT HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”
Each Borrower acknowledges that it may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such claims, demands, or causes of action and agree that this instrument shall be and remain effective in all respects notwithstanding any such differences or additional facts. Each Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(b) Each Borrower, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Released Party above that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Released Party on the basis of any claim released, remised and discharged by such Borrower pursuant to the above release. If any Borrower or any of its successors, assigns or other legal representations violates the foregoing covenant, such Borrower, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Released Party may sustain as a result of such violation, all attorneys’ fees and costs incurred by such Released Party as a result of such violation.
4. Representations and Warranties. Each Borrower represents and warrants as follows:
(a) Authority. Each Borrower has the requisite corporate power and authority to execute and deliver this Waiver, and to perform its obligations hereunder and under the Loan Documents (as amended or modified hereby) to which it is a party. The execution, delivery and performance by each Borrower of this Waiver have been duly approved by all necessary corporate action, have received all necessary governmental approval, if any, and do not contravene any law or any contractual restriction binding on any Borrower. No other corporate proceedings are necessary to consummate such transactions.
(b) Enforceability. This Waiver has been duly executed and delivered by each Borrower. This Waiver and each Loan Document (as amended or modified hereby) is the legal, valid and binding obligation of each Borrower, enforceable against each Borrower in accordance with its terms, and is in full force and effect.
(c) Representations and Warranties. The representations and warranties contained in each Loan Document (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) are correct in all material respects on and as of the date hereof as though made on and as of the date hereof.
(d) No Default. Other than the Known Existing Default, no event has occurred and is continuing that constitutes a Default or Event of Default.
5. Choice of Law. The validity of this Waiver, the construction, interpretation, and enforcement hereof, and the rights of the parties hereto with respect to all matters arising hereunder or related hereto shall be determined under, governed by, and construed in accordance with the laws of the State of California.
6. Counterparts. This Waiver may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Waiver by telefacsimile shall be effective as delivery of a manually executed counterpart of this Waiver.
7. Reference to and Effect on the Loan Documents.
(a) The Credit Agreement and all other Loan Documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of each Borrower to Agent and Lenders without defense, offset, claim or contribution.

(b) The execution, delivery and effectiveness of this Waiver shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Agent or any Lender under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.
8. Ratification. Each Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement, as amended hereby, and the Loan Documents effective as of the date hereof.
9. Estoppel. To induce Agent and Lenders to enter into this Waiver and to induce Agent and Lenders to continue to make advances to Borrowers under the Credit Agreement, each Borrower hereby acknowledges and agrees that, after giving effect to this Waiver, as of the date hereof, there exists no Default or Event of Default and no right of offset, defense, counterclaim or objection in favor of any Borrower as against Agent or any Lender with respect to the Obligations.
10. Integration. This Waiver, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.
11. Severability. In case any provision in this Waiver shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Waiver and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
12. Submission of Waiver. The submission of this Waiver to the parties or their agents or attorneys for review or signature does not constitute a commitment by Agent or any Lender to waive any of their respective rights and remedies under the Loan Documents, and this Waiver shall have no binding force or effect until all of the conditions to the effectiveness of this Waiver have been satisfied as set forth herein.
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IN WITNESS WHEREOF, the parties have entered into this Waiver as of the date first above written.

YOUBET.COM, INC.,
a Delaware corporation

By:	/s/ James A. Burk

Name:	James A. Burk

Title:	CFO

UNITED TOTE COMPANY,
a Montana corporation

By:	/s/ Gary Sproule

Name:	Gary Sproule

Title:	Secretary

WELLS FARGO FOOTHILL, INC.,
a California corporation, as Agent and as a Lender

By:	/s/ Michael Ganann

Name:	Michael Ganann

Title:	Vice President

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